EXHIBIT 24.2

                          INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this registration statement of Enhanced Services Company Inc. on Form S-8 of our report appearing in and incorporated by reference in the Annual Report on Form 10-KSB, of Enhanced Services Company, Inc. for the fiscal year ended November 30 1997. We also consent to the reference to us under the heading "Experts" in the prospectus constituting part of this Registration Statement.

                             /s/ SCHUMACHER & ASSOCIATES
                             Schumacher & Associates, Inc.
                             Certified Public Accountants
                             12835 East Arapahoe Road
                             Englewood, CO 80112